[           FILED
     IN THE OFFICE OF THE
    SECRETARY OF STATE OF THE
       STATE OF NEVADA

         FEB 04 1994

CHERYL A. LAU  SECRETARY OF STATE

         /s/ Cheryl A. Lau
    No.  936-69
         ----------------------   ]



             CERTIFICATE OF DESIGNATION, PREFERENCE, AND RIGHTS OF
                             SERIES A COMMON STOCK

                                       OF

                                     AMERCO

                         -----------------------------

         Under Section 78.195(6) of the Nevada General Corporation Law

                         -----------------------------

        We, Edward J. Shoen and Gary V. Klinefelter, being the President and the Secretary, respectively, of AMERCO, a corporation organized and existing under the laws of Nevada (the "Corporation"), do hereby certify that, pursuant to authority conferred upon the Board of Directors by the Corporation's Restated Articles of Incorporation and Section 78.195(6) of the Nevada General Corporation Law, the Board of Directors, at a meeting duly called and held on November 2, 1993, adopted resolutions providing for the creation of a series of Serial Common Stock pursuant to authority vested in the Board of Directors by
Article 5 of the Corporation's Articles of Incorporation. The preferences and relative participating, optional, or other special rights of such series of Serial Common Stock and the qualifications, limitations, or restrictions thereof to the extent not heretofore set forth in the Articles of Incorporation of the Corporation as from time to time amended (the "Articles of Incorporation"), are as follows:

                (a) Designation. A series of Serial Common Stock (as defined in the Articles of Incorporation) is hereby designated "Series A Common Stock." The number of shares constituting the Series A Common Stock is 10,000,000. Shares of the Series A Common Stock shall have a par value of $0.25.

                (b) Dividends and Distributions. Shares of the Series A Common Stock shall be entitled to receive such dividends and distributions as may be declared by the Board of Directors from time to time and shall be payable, when and as declared by the Board of Directors.

                (c) Conversion. The holders of shares of the Series A Common Stock shall not have any rights to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation.

                (d) Voting. The shares of the Series A Common Stock shall be entitled to one vote per share.


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                (e) Liquidation Rights. Upon the dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Series A Common Stock shall be entitled to distribution of the assets of the Company on a pari passu basis with the Company's common stock, $0.25 par value.

        IN WITNESS WHEREOF, we have hereunto set our hands and seals as President and Secretary, respectively, of the Corporation this 1st day of February, 1994 and we hereby affirm that the foregoing Certificate is our act and deed and the act and deed of the Corporation and that the facts stated therein are true.

                                AMERCO, a Nevada corporation


                                /s/ EDWARD J. SHOEN
                                -----------------------------
                                Edward J. Shoen
                                President


                                /s/ GARY V. KLINEFELTER
                                ------------------------------
                                Gary V. Klinefelter
                                Secretary


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STATE OF ARIZONA
                        ss.
COUNTY OF MARICOPA

        The foregoing instrument was acknowledged before me this 1st day of February, 1994, by Edward J. Shoen, the President of AMERCO, a Nevada corporation, on behalf of the corporation.


                                        /s/  Nancy Jo Beiley
                                        ----------------------------------
                                        NOTARY PUBLIC
My Commission Expires:
      5-22-95
-----------------------                           OFFICIAL SEAL
                                                 NANCY JO BEILEY
                                          Notary Public - State of Arizona
                                                 MARICOPA COUNTY
                                             My Comm. Exp. May 22, 1995


STATE OF ARIZONA
                        ss.
COUNTY OF MARICOPA

        The foregoing instrument was acknowledged before me this 1st day of February, 1994, by Gary V. Klinefelter, the Secretary of AMERCO, a Nevada corporation, on behalf of the corporation.


                                        /s/  Nancy Jo Beiley
                                        ----------------------------------
                                        NOTARY PUBLIC
My Commission Expires:
      5-22-95
-----------------------                           OFFICIAL SEAL
                                                 NANCY JO BEILEY
                                          Notary Public - State of Arizona
                                                 MARICOPA COUNTY
                                             My Comm. Exp. May 22, 1995